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                                 EXHIBIT 16(11)
                         OPINION AND CONSENT OF COUNSEL














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November 13, 2002






IDEX Mutual Funds
P.O. Box 9015
Clearwater, Florida 33758-9015


Dear Gentlemen:

This opinion is furnished in connection with the proposed filing of an N-14 on behalf of IDEX Mutual Funds.

         1. IDEX Mutual Funds has been duly organized, is existing in good standing and is authorized to issue shares of "beneficial interest."

         2. The shares of IDEX Mutual Funds to be issued in connection with the Registration Statement have been duly authorized and when issued and delivered as provided in the Registration Statement will be validly issued, fully paid and nonassessable.

I, as legal counsel to IDEX Mutual Funds, hereby consent to the filing of this opinion with the N-14 filing.


Very truly yours,


/s/ John K. Carter
------------------------------
John K. Carter
Vice President, General Counsel &
Secretary




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